Exhibit 10.34
AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is entered into effective this 1st day of May, 2009, by and between XELR8, Inc. (the “Company”) and John D. Pougnet (“Employee”).

RECITALS

A. The Company and Employee are parties to that certain Employment Agreement dated effective February 1, 2008 (the “Employment Agreement”).

B. The Company and Employee desire to amend the compensation to be paid under the Employment Agreement.

AGREEMENT

Now, therefore, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and with the intent to be legally bound, the parties agree as follows:

I.           Definitions.  All capitalized terms used herein will have the same meaning ascribed to them in the Employment Agreement unless a different definition is given to a term herein.

II.           Base Salary.  Section 3(A) of the Employment Agreement is deleted in its entirety, with the following substituted in its place:

A.	Base Salary.

i.           During the term of this Agreement, except as set forth otherwise in Sections 3(A)(ii) and 3(B), the Company will pay to Employee base salary (“Base Salary”) at the initial rate of $205,000 (Two Hundred and Five Thousand and No/100 dollars) per annum.

ii.           For each month that the Monthly Net Receipts (as defined below) do not meet or exceed the 2009 Monthly Target Receipts (as defined below) for the applicable month, the Base Salary for the following month shall be reduced to the amount of $169,000 (One Hundred Sixty Nine Thousand and No/100 Dollars) per annum for the following month, provided that Employee is employed by the Company during such following calendar month.

iii.           The Company’s “2009 Monthly Target Receipts” shall be as follows:

Month	2009 Monthly Target Receipts
April 2009	$550,000
May 2009	$650,000
June 2009	$725,000
July 2009	$800,000
Each month from August 2009 to December 2009	$775,000

III.           Conflicts.  To the extent of any conflicts between the Employment Agreement and this Amendment, the terms of this Amendment will control.

IV.           Ratification.  Except as amended by this Amendment, all of the terms of the Employment Agreement are hereby ratified, confirmed and reaffirmed by the parties.

IN WITNESS WHEREOF, the parties have entered into this Amendment on the day and date set forth above.

THE COMPANY: XELR8, INC. By: /s/ Sanford D. Greenberg Sanford D. Greenberg Chairman of the Board of Directors	EMPLOYEE: By: /s/ John D. Pougnet John D. Pougnet

By: /s/ Anthony B. Petrelli Anthony B. Petrelli Chairman of the Compensation Committee